UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 South Congress Avenue, Suite 201 Delray Beach, Florida	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

Effective June 2, 2008, Applied Digital Solutions, Inc., doing business as Digital Angel, (“the Company”) sold all of the assets of its wholly-owned subsidiary Pacific Decision Sciences Corporation (“PDSC”) pursuant to an Asset Purchase Agreement (the “Agreement”) among the Company, PDSC and Customer Service Delivery Platform Corporation (the “Buyer”). The purchase price for the assets was $2.0 million, of which $1.8 million is payable in 48 equal installments pursuant to the terms of a non-interest bearing promissory note, and $0.2 million was related to amounts owed to the buyer and, therefore, credited against the purchase price. The promissory note is secured by all of the assets of the Buyer, including the PDSC assets it acquired in the transaction. In connection with the transaction, the Company agreed to change the name of PDSC no later than July 15, 2008. The Company expects to record a deferred gain of approximately $0.2 million in connection with this transaction, which will be recognized upon collection.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K dated June 6, 2008

Unaudited pro forma financial statements showing how the sale of PDSC’s assets might have affected the historical financial statements of the Company if the sale had been consummated on March 31, 2008 and on January 1, 2007 are filed herewith as Exhibit 99.1.

The Company has not included pro forma results of operations for the three-months ended March 31, 2008. The Company’s historical financial statements for that period presented the results of PDSC as discontinued operations. Had the sale occurred on January 1, 2008, the only effect on the historical statement of operations for this interim period would have been to record approximately $8 thousand of interest income associated with the $1.8 million promissory note.

Item 9.01     Financial Statements and Exhibits

(b)	Pro forma financial information

2.1	Asset Purchase Agreement among Company, Pacific Decision Sciences Corporation and Customer Service Delivery Platform Corporation dated June 2, 2008

2.2	Secured Promissory Note from Customer Service Delivery Platform Corporation dated June 2, 2008

2.3	Security Agreement between Customer Service Delivery Platform Corporation and the Company dated June 2, 2008

99.1	Pro forma financial information of the Company as of March 31, 2008 and for the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Lorraine M. Breece

Name:	Lorraine M. Breece
Title:	Senior Vice President and Chief Financial Officer

Dated: June 6, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement among Company, Pacific Decision Sciences Corporation and Customer Service Delivery Platform Corporation dated June 2, 2008

2.2	Secured Promissory Note from Customer Service Delivery Platform Corporation dated June 2, 2008

2.3	Security Agreement between Customer Service Delivery Platform Corporation and the Company dated June 2, 2008

99.1	Pro forma financial information of the Company as of March 31, 2008 and for the year ended December 31, 2007